Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

MARATHON OIL CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	25-0996816
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5555 San Felipe Road Houston, Texas	77056-2723
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-l filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-l filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-l filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-l filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 26th day of July, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

REPORT OF CONDITION

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, NA

in the state of CA at close of business on March 31, 2007

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,391
Interest-bearing balances		0
Securities:
Held-to-maturity securities		40
Available-for-sale securities		65,083
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		48,400
Securities purchased under agreements to resell		54,885
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		8,755
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		924,236
Other intangible assets		270,030
Other assets		143,616
Total assets		1,517,436

REPORT OF CONDITION (Continued)

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		1,691
Noninterest- bearing	1,691
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		118,691
Subordinated notes and debentures		0
Other liabilities		126,416
Total liabilities		246,798
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		148,100
Accumulated other comprehensive income		18
Other equity capital components		0
Total equity capital		1,270,638
Total liabilities, minority interest, and equity capital		1,517,436

We, the undersigned directors, attest to the

correctness of this statement of resources and liabilities.

We declare that it has been examined by us, and to

the best of our knowledge and belief has been

prepared in conformance with the instructions

and is true and correct.

I, Karen Bayz, Vice President /s/ Karen Bayz
(Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2	Frank Sulzberger, MD	/s/ Frank Sulzberger

Director #3	Michael McFadden, MD	/s/ Michael McFadden